As filed with the Securities and Exchange Commission on March 24, 1998.

                                                Registration No. 33-____________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          -------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                          -------------------------

                            DART GROUP CORPORATION
            (Exact name of registrant as specified in its charter)

                          -------------------------

              DELAWARE                               53-0242973
     (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)              Identification No.)

                                3300 75th Avenue
                            Landover, Maryland 20785
                                 (301)226-1200
                    (Address of principal executive offices)

                   EXECUTIVE NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)

                        The Corporation Trust Company
                              1209 Orange Street
                          Wilmington, Delaware 19801
                   (Name and address of agent for service)

                          -------------------------

 Telephone number, including area code, of agent for service: (302) 734-7492

                          -------------------------

                                   Copy to:
                             David G. Pommerening
                            O'MELVENY & MYERS LLP
                            555 13th Street, N.W.
                            Washington, D.C. 20004

                      CALCULATION  OF REGISTRATION  FEE

---------------------------------------------------------------------------------------------------
                          Proposed         Proposed
Title of                  maximum          maximum
securities                Amount           offering         aggregate                Amount of
to be                     to be            price            offering                 registration
registered                registered       per unit         price                    fee
---------------------------------------------------------------------------------------------------
Common Stock              20,400(1)        $51.25(2)        $1,045,500.00(2)         $590.00(2)
par value $1.00           shares
per share

---------------------------------------------------------------------
(1) Each share is accompanied by a common share purchase right pursuant to the Registrant's Rights Agreement, dated as of February 17, 1998, with The Bank of New York, as Rights Agent.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the price at which the options may be exercised.

(3)      The Exhibit Index included in this Registration Statement is at page
         9.

=============================================================================

                                     PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


                 The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to option holders as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                 The following documents of Dart Group Corporation (the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

         (a) Annual Report on Form 10-K for the Company's fiscal year ended January 31, 1997; and

         (b) Quarterly Report on Form 10-Q for the Company's fiscal quarter ended April 30, 1997 (amended by Form 10-Q/A of December 18,
                 1997), Quarterly Report on Form 10-Q for the Company's fiscal quarter ended July 31, 1997 (amended by Form 10-Q/A of December 18, 1997), Quarterly Report on Form 10-Q for the Company's fiscal quarter ended October 31, 1997, Extraordinary Events filed on Form 8-K on the following dates: February 20, 1997, April 21, 1997, April 25, 1997, May 12, 1997, June 27,
                 1997, August 19, 1997, October 9, 1997, October 24, 1997,
                 October 31, 1997, December 23, 1997, and February 18, 1998, and all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to above.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. "Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement."


ITEM 4.          DESCRIPTION OF SECURITIES

                 The Company's Common Stock, par value $1.00 per share (the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL

                 Not Applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 As permitted by Section 145 of the General Corporation Law of Delaware, the Company's Bylaws provide for indemnification of directors and officers (and their legal representatives) of the Company against expenses (including attorneys' fees) and other amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), in which any such person was or is, by reason of the fact that he or she (or a person of whom he or she is the legal representative) is or was a director or officer of the Company, a party or is threatened to be made a party, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. In the case of any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that a person (or a person of whom such person is the legal representative) is or was a director or officer of the Company, or by reason of any action alleged to have been taken or omitted in such capacity, the Company's Bylaws provide for indemnification of such person against costs, charges, expenses (including attorneys' fees) actually and reasonably incurred by him or her on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his or her duty to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper. In each case, indemnification shall be made only upon specific authorization of a majority of disinterested directors, by written opinion of independent legal counsel or by the shareholders, unless the director or officer has been successful on the merits or otherwise in defense of any such action or suit, in which case he or she shall be indemnified without such authorization. The Company's Bylaws require the Company to pay the expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification. The advancement of expenses, as well as indemnification, pursuant to the Company's Bylaws is not exclusive of any other rights which those seeking indemnification or advancement of expenses from the Company may have.

                 The Company's Certificate of Incorporation eliminates personal liability of directors to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) liability under Section 174 of the Delaware General Corporation Law relating to certain unlawful dividends and stock repurchases; or (iv) any transaction from which the director derived an improper personal benefit.

                 Individual indemnification agreements (the "Indemnification Agreements") have been entered into by the Company with its directors and officers. The Indemnification Agreements provide for indemnification to the fullest extent permitted by law and provide contractual assurance to directors and officers that indemnity and advancement of expenses will be available to them regardless of any amendment or revocation of the Company's Bylaws.

                 The Company's Bylaws permit the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against liability asserted against him or her in any such capacity, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Bylaws. However, the Company maintains liability insurance providing coverage only with respect to claims made against officers and directors as to which they are entitled to be indemnified by the Company.


ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED

                 Not applicable.


ITEM 8.          EXHIBITS

                 See the attached Exhibit Index.


ITEM 9.          UNDERTAKINGS

         (a)     The undersigned registrant hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                                        (i)    To include any prospectus
                          required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                                        (ii)    To reflect in the prospectus
                          any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                        (iii)   To include any material
                          information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                          Provided, however, that paragraphs (a)(1)(i) and
         (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

                          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Landover, State of Maryland, on March 24, 1998.




                                      By: /s/ RICHARD B. STONE
                                          --------------------------------
                                          Richard B. Stone
                                          Its: Chairman and Chief
                                          Executive Officer



                               POWER OF ATTORNEY

                 Each person whose signature appears below constitutes and appoints Senator Richard B. Stone and Mark A. Flint his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                         TITLE                             DATE
---------                         -----                             ----
/s/ RICHARD B. STONE      Chairman, Chief Executive                 3/23/98
---------------------     Officer and Director
Richard B. Stone          (Principal Executive Officer)


/s/ MARK A. FLINT         Chief Financial Officer                   3/23/98
---------------------     (Principal Financial Officer)
Mark A. Flint


/s/ RONALD RICE           Controller                                3/23/98
---------------------

Ronald Rice                     (Principal Accounting Officer
                                or Controller)


/s/ HOWARD M. METZENBAUM        Director                            3/23/98
------------------------
Howard M. Metzenbaum*


/s/ HARRY M. LINOWES            Director                            3/24/98
---------------------
Harry M. Linowes*


*Also a member of the Compensation Committee.

                                 EXHIBIT INDEX


Exhibit                                                          Sequentially
Number           Description                                     Numbered Page
------           -----------                                     -------------
4.1              Dart Drug Corporation Executive
                 Non-Qualified Stock Option Plan
                 (as of September 1983)

5.1              Opinion of O'Melveny & Myers LLP
                 (opinion re legality).

23.1             Consent of Independent Accountants.

23.2             Consent of O'Melveny & Myers LLP
                 (included in Exhibit 5).

24.1             Power of Attorney (included in this
                 Registration Statement under "Signatures").